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                                                            Exhibit (21)



                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the significant subsidiaries of the Company:

                                                          Jurisdiction of
                                                           Organization
                                                          ---------------

Armor All Products GmbH .................................... Germany
Armor All Products of Canada, Inc........................... Canada